Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OLB Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of OLB Group, Inc., of our report dated March 29, 2021, relating to the consolidated financial statements, at and for the year ended December 31, 2020, which appear in the Company’s Annual Report on Form 10-K.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

April 9, 2021